Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Corp. Reports Higher Year-Over-Year

Second Quarter Results

Repurchases 10 Million Shares Year to Date

MEMPHIS, Tenn., December 18, 2013 ... FedEx Corp. (NYSE: FDX) today reported earnings of $1.57 per diluted share for the second quarter ended November 30, compared to $1.39 per share last year. Last year’s second quarter results were impacted by $0.11 per diluted share due to the effects of Superstorm Sandy.

“FedEx posted solid second-quarter earnings, reflecting improved performance at FedEx Express, as the profit improvement plan introduced more than a year ago continues to gain momentum,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “The power of our broad global portfolio continues to drive our growth and I am confident we are well on our way to achieving the ambitious goals we have set.”

Second Quarter Results

FedEx Corp. reported the following consolidated results for the second quarter:

•	Revenue of $11.4 billion, up 3% from $11.1 billion the previous year

•	Operating income of $827 million, up 15% from $718 million last year

•	Operating margin of 7.3%, up from 6.5% the previous year

•	Net income of $500 million, up 14% from last year’s $438 million

Operating income and margin increased primarily due to yield and cost management at FedEx Express. Results also benefited from the favorable comparison to last year’s Sandy-impacted results, lower pension expense and a modest benefit from the voluntary employee severance program.

In October, FedEx Corporation announced the authorization of a new share repurchase program of up to 32 million shares of common stock, which augmented the 7.4 million shares then remaining under the previously authorized repurchase program. During the second quarter, the company

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repurchased 7.2 million shares of FedEx common stock, increasing the fiscal 2014 year-to-date purchase total to 10.0 million shares. The second quarter share repurchases had no effect on the quarter’s earnings per share, but are expected to improve full year earnings by $0.04 per share.

Outlook

FedEx is increasing its forecast of full-year earnings per share growth to 8% to 14% above last year’s adjusted results, compared to its previous growth range of 7% to 13%. This outlook reflects share repurchases made to date but does not include any benefit from additional share repurchases. Share repurchases are expected to continue, but the timing will be at the company’s discretion. The outlook also assumes the market outlook for fuel prices and continued moderate economic growth. The capital spending forecast for fiscal 2014 remains $4 billion.

“We remain on track to deliver a solid increase in earnings this fiscal year,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “FedEx Express reported significant year-over-year improvement in earnings during the quarter, aided by continued execution of our profit improvement programs and by ongoing cost reduction initiatives. We continue to look for additional ways to improve efficiencies and remain committed to increasing long-term shareowner value.”

FedEx Express Segment

For the second quarter, the FedEx Express segment reported:

•	Revenue of $6.84 billion, down slightly from last year’s $6.86 billion

•	Operating income of $326 million, up 42% from $230 million a year ago

•	Operating margin of 4.8%, up from 3.4% the previous year

Revenue decreased slightly due to lower express freight revenue and lower fuel surcharges, mostly offset by increased base package yields. U.S. domestic revenue per package increased 2%, as higher rates and weight per package were partially offset by lower fuel surcharges. U.S. domestic average daily package volume decreased slightly.

FedEx International Priority® (IP) revenue per package increased 3% while average daily volume declined 5%. Within the IP category, average daily volume for the lower-yielding distribution services declined while IP average daily volume, excluding these distribution services, increased 1%. FedEx International Economy® average daily volume grew 10%.

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Operating income and margin improved year over year due to higher base package yields, lower pension expense, and lower net expenses from ongoing cost reduction activities.

FedEx Ground Segment

For the second quarter, the FedEx Ground segment reported:

•	Revenue of $2.85 billion, up 10% from last year’s $2.59 billion

•	Operating income of $424 million, up 3% from $412 million a year ago

•	Operating margin of 14.9%, down from 15.9% the previous year

FedEx Ground average daily volume grew 8% in the second quarter, as growth in both business-to-business and FedEx Home Delivery services was driven by market share gains. Revenue per package increased 2% due to rate increases and higher residential surcharges, partially offset by lower fuel surcharges. FedEx SmartPost average daily volume increased 9% primarily due to growth in e-commerce. FedEx SmartPost net revenue per package was down 3% due to higher postage rates and lower fuel surcharges, partially offset by rate increases.

Operating income increased due to higher volume and revenue per package. Operating margin declined primarily due to this year’s later start of the holiday shipping season, as Cyber Week occurred in December this year versus November last year. The seasonal increases in volume, revenue and operating income related to Cyber Week will be realized in this year’s third quarter versus the second quarter last year.

FedEx Freight Segment

For the second quarter, the FedEx Freight segment reported:

•	Revenue of $1.43 billion, up 4% from last year’s $1.38 billion

•	Operating income of $77 million, up 1% from $76 million a year ago

•	Operating margin of 5.4%, down from 5.5% the previous year

Less-than-truckload (LTL) average daily shipments and weight per shipment increased 4% and 2%, respectively. LTL revenue per hundredweight decreased 1% primarily due to lower fuel surcharges, higher weight per shipment and shorter length of haul.

Operating income improved slightly as revenue gains from increased shipments and weight per shipment were partially offset by higher purchased transportation costs.

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Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $45 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world's most admired and trusted employers, FedEx inspires its more than 300,000 team members to remain "absolutely, positively" focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and second quarter fiscal 2014 Statistical Book. These materials, as well as a webcast of the earnings release conference call to be held at 8:30 a.m. EST on December 18 are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management's views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, legal challenges or changes related to FedEx Ground’s owner-operators, our ability to execute on our business realignment program, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries' press releases and filings with the SEC.

Media Contact: Jess Bunn 901-818-7463

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

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FEDEX CORP. FINANCIAL HIGHLIGHTS

Second Quarter Fiscal 2014

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended November 30			Six Months Ended November 30
	2013	2012	%	2013	2012	%
Revenue:
FedEx Express segment	$6,844	$6,858	(0%)	$13,449	$13,490	(0%)
FedEx Ground segment	2,849	2,593	10%	5,579	5,055	10%
FedEx Freight segment	1,434	1,377	4%	2,858	2,776	3%
FedEx Services segment	391	405	(3%)	766	794	(4%)
Other & eliminations	(115)	(126)	NM	(225)	(216)	NM

Total Revenue	11,403	11,107	3%	22,427	21,899	2%

Operating Expenses:
Salaries and employee benefits	4,148	4,133	0%	8,225	8,236	(0%)
Purchased transportation	2,040	1,860	10%	3,919	3,540	11%
Rentals and landing fees	648	630	3%	1,288	1,248	3%
Depreciation and amortization	647	592	9%	1,286	1,165	10%
Fuel	1,136	1,235	(8%)	2,240	2,373	(6%)
Maintenance and repairs	479	511	(6%)	959	1,053	(9%)
Other	1,478	1,428	4%	2,888	2,824	2%

Total Operating Expenses	10,576	10,389	2%	20,805	20,439	2%

Operating Income:
FedEx Express segment	326	230	42%	562	437	29%
FedEx Ground segment	424	412	3%	892	857	4%
FedEx Freight segment	77	76	1%	168	166	1%

Total Operating Income	827	718	15%	1,622	1,460	11%

Other Expense:
Interest, net	(30)	(18)	NM	(57)	(28)	NM
Other, net	(5)	(8)	NM	(7)	(13)	NM

Total Other Expense	(35)	(26)	NM	(64)	(41)	NM

Pretax Income	792	692	14%	1,558	1,419	10%

Provision for Income Taxes	292	254	15%	569	522	9%

Net Income	$500	$438	14%	$989	$897	10%

Diluted Earnings Per Share	$1.57	$1.39	13%	$3.10	$2.84	9%

Weighted Average Common and Common Equivalent Shares	319	315	1%	319	316	1%

Capital Expenditures	$1,118	$916	22%	$1,690	$1,888	(10%)

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Second Quarter Fiscal 2014

(In millions)

	Nov. 30, 2013 (Unaudited)	May 31, 2013
ASSETS

Current Assets
Cash and cash equivalents	$3,935	$4,917
Receivables, less allowances	5,377	5,044
Spare parts, supplies and fuel, less allowances	458	457
Deferred income taxes	655	533
Prepaid expenses and other	441	323

Total current assets	10,866	11,274

Property and Equipment, at Cost	39,301	38,109
Less accumulated depreciation and amortization	20,181	19,625

Net property and equipment	19,120	18,484

Other Long-Term Assets
Goodwill	2,737	2,755
Other assets	819	1,054

Total other long-term assets	3,556	3,809

	$33,542	$33,567

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities
Current portion of long-term debt	$251	$251
Accrued salaries and employee benefits	1,403	1,688
Accounts payable	1,868	1,879
Accrued expenses	1,884	1,932

Total current liabilities	5,406	5,750

Long-Term Debt, Less Current Portion	2,739	2,739

Other Long-Term Liabilities
Deferred income taxes	1,945	1,652
Pension, postretirement healthcare and other benefit obligations	3,704	3,916
Self-insurance accruals	1,009	987
Deferred lease obligations	882	778
Deferred gains, principally related to aircraft transactions	215	227
Other liabilities	109	120

Total other long-term liabilities	7,864	7,680

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	2,666	2,668
Retained earnings	19,366	18,519
Accumulated other comprehensive loss	(3,769)	(3,820)
Treasury stock, at cost	(762)	(1)

Total common stockholders’ investment	17,533	17,398

	$33,542	$33,567

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Second Quarter Fiscal 2014

(In millions)

(Unaudited)

	Six Months Ended November 30
	2013	2012
Operating Activities:
Net income	$989	$897
Noncash charges:
Depreciation and amortization	1,286	1,165
Other, net	337	424
Changes in operating assets and liabilities, net	(1,003)	(768)

Net cash provided by operating activities	1,609	1,718

Investing Activities:
Capital expenditures	(1,690)	(1,888)
Business acquisitions, net of cash acquired	—	(483)
Proceeds from asset dispositions and other	19	20

Net cash used in investing activities	(1,671)	(2,351)

Financing Activities:
Principal payments on debt	(3)	(417)
Proceeds from debt issuance	—	991
Dividends paid	(95)	(88)
Purchase of treasury stock	(1,219)	(246)
Other, net	400	50

Net cash (used in) provided by financing activities	(917)	290

Effect of exchange rate changes on cash	(3)	17

Net decrease in cash and cash equivalents	(982)	(326)

Cash and cash equivalents at beginning of period	4,917	2,843

Cash and cash equivalents at end of period	$3,935	$2,517

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Second Quarter Fiscal 2014

(Dollars in millions)

(Unaudited)

	Three Months Ended				Six Months Ended
	November 30				November 30
	2013	2012	%		2013	2012	%
Revenues:

Package Revenue:
U.S. Overnight Box	$1,625	$1,609	1%		$3,209	$3,213	—
U.S. Overnight Envelope	398	409	(3%)		817	839	(3%)

Total U.S. Overnight	2,023	2,018	—		4,026	4,052	(1%)
U.S. Deferred	771	732	5%		1,500	1,434	5%

Total U.S. Package Revenue	2,794	2,750	2%		5,526	5,486	1%

International Priority	1,642	1,678	(2%)		3,218	3,339	(4%)
International Economy	567	514	10%		1,099	1,001	10%

Total International Export Package	2,209	2,192	1%		4,317	4,340	(1%)
International Domestic[1]	385	384	—		730	693	5%

Total Package Revenue	5,388	5,326	1%		10,573	10,519	1%
Freight Revenue:
U.S.	585	645	(9%)		1,209	1,255	(4%)
International Priority	417	446	(7%)		805	885	(9%)
International Airfreight	55	77	(29%)		109	151	(28%)

Total Freight Revenue	1,057	1,168	(10%)		2,123	2,291	(7%)
Other Revenue[2]	399	364	10%		753	680	11%

Total Express Revenue	$6,844	$6,858	—		$13,449	$13,490	—

Operating Expenses:
Salaries and employee benefits	2,469	2,488	(1%)		4,909	4,961	(1%)
Purchased transportation	660	608	9%		1,268	1,145	11%
Rentals and landing fees	420	418	—		841	833	1%
Depreciation and amortization	373	336	11%		742	659	13%
Fuel	986	1,074	(8%)		1,942	2,060	(6%)
Maintenance and repairs	308	349	(12%)		615	721	(15%)
Intercompany charges	512	535	(4%)		1,007	1,072	(6%)
Other[3]	790	820	(4%)		1,563	1,602	(2%)

Total Operating Expenses	6,518	6,628	(2%)		12,887	13,053	(1%)

Operating Income	$326	$230	42%		$562	$437	29%

Operating Margin	4.8%	3.4%	1.4	pts	4.2%	3.2%	1.0	pts

1 -	International Domestic includes international intra-country express operations, including recent acquisitions in Poland (June 2012), France (July 2012) and Brazil (July 2012).
2 -	Includes FedEx Trade Networks and FedEx SupplyChain Systems.
3 -	Includes predominantly costs associated with outside service contracts (such as security, facility services, and cargo handling), professional fees, uniforms, insurance and advertising.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Second Quarter Fiscal 2014

(Unaudited)

	Three Months Ended November 30			Six Months Ended November 30
	2013	2012	%	2013	2012	%
PACKAGE STATISTICS[1]
Average Daily Package Volume (000s):
U.S. Overnight Box	1,146	1,141	—	1,129	1,116	1%
U.S. Overnight Envelope	535	564	(5%)	549	570	(4%)

Total U.S. Overnight Package	1,681	1,705	(1%)	1,678	1,686	—
U.S. Deferred	841	828	2%	815	794	3%

Total U.S. Domestic Package	2,522	2,533	—	2,493	2,480	1%

International Priority	421	445	(5%)	414	426	(3%)
International Economy	172	157	10%	168	150	12%

Total International Export Package	593	602	(1%)	582	576	1%
International Domestic[1]	896	884	1%	842	781	8%

Total Average Daily Packages	4,011	4,019	—	3,917	3,837	2%

Yield (Revenue Per Package):
U.S. Overnight Box	$22.50	$22.39	—	$22.39	$22.49	—
U.S. Overnight Envelope	11.84	11.51	3%	11.72	11.51	2%

U.S. Overnight Composite	19.11	18.79	2%	18.89	18.78	1%
U.S. Deferred	14.55	14.04	4%	14.49	14.10	3%

U.S. Domestic Composite	17.59	17.24	2%	17.45	17.28	1%

International Priority	61.87	59.91	3%	61.27	61.26	—
International Economy	52.27	51.97	1%	51.35	52.07	(1%)

Total International Export Composite	59.08	57.84	2%	58.40	58.86	(1%)
International Domestic[1]	6.82	6.88	(1%)	6.83	6.93	(1%)

Composite Package Yield	$21.32	$21.04	1%	$21.25	$21.42	(1%)

FREIGHT STATISTICS
Average Daily Freight Pounds (000s):
U.S.	7,872	7,719	2%	7,646	7,393	3%
International Priority	3,068	3,212	(4%)	2,964	3,197	(7%)
International Airfreight	907	1,166	(22%)	878	1,135	(23%)

Total Avg Daily Freight Pounds	11,847	12,097	(2%)	11,488	11,725	(2%)

Revenue Per Freight Pound:
U.S.	$1.18	$1.32	(11%)	$1.25	$1.33	(6%)
International Priority	2.16	2.21	(2%)	2.14	2.16	(1%)
International Airfreight	0.97	1.05	(8%)	0.98	1.04	(6%)

Composite Freight Yield	$1.42	$1.53	(7%)	$1.46	$1.53	(5%)

Operating Weekdays	63	63	—	127	128	(1%)

1 -	Package and freight statistics include only the operations of FedEx Express.
2 -	International Domestic includes international intra-country express operations, including recent acquisitions in Poland (June 2012), France (July 2012) and Brazil (July 2012).

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2014

(Dollars in millions)

(Unaudited)

	Three Months Ended November 30				Six Months Ended November 30
	2013	2012	%		2013	2012	%
FINANCIAL HIGHLIGHTS

Revenues:
FedEx Ground	$2,601	$2,359	10%		$5,107	$4,632	10%
FedEx SmartPost	248	234	6%		472	423	12%

Total Revenues	2,849	2,593	10%		5,579	5,055	10%

Operating Expenses:
Salaries and employee benefits	445	396	12%		859	773	11%
Purchased transportation	1,159	1,057	10%		2,223	2,003	11%
Rentals	102	85	20%		194	159	22%
Depreciation and amortization	118	110	7%		229	213	8%
Fuel	4	4	—		7	7	—
Maintenance and repairs	56	46	22%		109	92	18%
Intercompany charges	292	262	11%		577	524	10%
Other[1]	249	221	13%		489	427	15%

Total Operating Expenses	2,425	2,181	11%		4,687	4,198	12%

Operating Income	$424	$412	3%		$892	$857	4%

Operating Margin	14.9%	15.9%	(1.0	pts)	16.0%	17.0%	(1.0	pts)

OPERATING STATISTICS

Operating Weekdays	63	63	—		127	128	(1%)

Average Daily Package Volume (000s)
FedEx Ground	4,627	4,283	8%		4,469	4,087	9%
FedEx SmartPost	2,218	2,038	9%		2,154	1,848	17%

Yield (Revenue Per Package)
FedEx Ground	$8.90	$8.72	2%		$8.98	$8.83	2%
FedEx SmartPost	$1.77	$1.82	(3%)		$1.72	$1.79	(4%)

1 -	Includes predominantly costs associated with outside service contracts (such as security and facility services), insurance and professional fees.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2014

(Dollars in millions)

(Unaudited)

	Three Months Ended November 30				Six Months Ended November 30
	2013	2012	%		2013	2012	%
FINANCIAL HIGHLIGHTS

Revenue	$1,434	$1,377	4%		$2,858	$2,776	3%

Operating Expenses:
Salaries and employee benefits	611	589	4%		1,209	1,188	2%
Purchased transportation	250	224	12%		484	450	8%
Rentals	31	29	7%		63	58	9%
Depreciation and amortization	57	52	10%		114	105	9%
Fuel	145	157	(8%)		290	305	(5%)
Maintenance and repairs	46	49	(6%)		92	97	(5%)
Intercompany charges	117	110	6%		238	221	8%
Other[1]	100	91	10%		200	186	8%

Total Operating Expenses	1,357	1,301	4%		2,690	2,610	3%

Operating Income	$77	$76	1%		$168	$166	1%

Operating Margin	5.4%	5.5%	(0.1	pts)	5.9%	6.0%	(0.1	pts)

OPERATING STATISTICS

LTL Operating Weekdays	62	62	—		126	127	(1%)

Average Daily LTL Shipments (000s)
Priority	63.8	61.6	4%		62.4	61.5	1%
Economy	28.1	26.8	5%		27.9	26.7	4%

Total Average Daily LTL Shipments	91.9	88.4	4%		90.3	88.2	2%

Weight Per LTL Shipment (lbs)
Priority	1,241	1,215	2%		1,243	1,215	2%
Economy	992	989	0%		992	994	(0%)

Composite Weight Per LTL Shipment	1,165	1,146	2%		1,165	1,148	1%

LTL Yield (Revenue/CWT)
Priority	$17.89	$18.15	(1%)		$17.88	$17.93	—
Economy	25.92	26.29	(1%)		25.88	25.80	—

Composite LTL Yield	$19.98	$20.28	(1%)		$19.99	$19.99	—

1 -	Includes predominantly costs associated with insurance, professional fees and outside service contracts (such as security and facility services).